UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) JULY 28, 2005

BROADVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28252	94-3184303
(Commission File No.)	(IRS Employer Identification No.)

585 Broadway
Redwood City, CA 94063

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 261-5100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On July 28, 2005, representatives of the Company received copies of four complaints relating to purported class action lawsuits, each filed by an alleged holder of shares of the Company’s common stock and each filed in California Superior Court for the County of San Mateo.  These complaints are captioned Gary Goberville, et al.,  vs. Pehong Chen, et al., Civ 448490, Cookie Schwartz, et al., vs. BroadVision, Inc., et al, Civ 448516, Leon Kotovich, et al., vs. BroadVision, Inc., et al, Civ 448518 and Anthony Noblett, et al., vs. BroadVision, Inc., et al, Civ 448519.  Each claim names the Company’s directors and BroadVision, Inc. as defendants, and each alleges that the director defendants violated their fiduciary duties to the Company’s stockholders by, among other things, failing to maximize the Company’s value and ignoring, or failing to adequately protect against, certain purported conflicts of interest.  Each complaint seeks, among other things, injunctive relief and damages in an unspecified amount.

The Company anticipates that similar actions may be filed in the future against some or all of the same defendants. Management believes that the Company has meritorious defenses to the allegations contained in the complaint and intends to defend each case vigorously. No trial dates have been scheduled.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROADVISION, INC.

Dated: July 29, 2005	By:	/s/ Pehong Chen
Pehong Chen
President and Chief Executive Officer